Exhibit 99.1

Inhibrx Biosciences Reports Third Quarter 2024 Financial Results

San Diego, CA, November 14, 2024 – Inhibrx Biosciences, Inc. (Nasdaq: INBX) (“Inhibrx Biosciences” or the “Company”) today reported financial results for the third quarter of 2024. Following the completion of the sale of INBRX-101 by Inhibrx, Inc. (the “Former Parent”) to Sanofi S.A. and the Former Parent’s concurrent spin-off of the Inhibrx Biosciences business in May 2024, the biopharmaceutical company now has two programs in ongoing clinical trials, with data readouts for each expected within the next 12 months. Because the spin-off was accounted for as a reverse spin-off, for periods prior to the spin-off, the Company’s financial statements are the historical financial statements of the Former Parent.
Financial Results
•Cash and Cash Equivalents. As of September 30, 2024, Inhibrx Biosciences had cash and cash equivalents of $196.3 million, compared to $226.9 million as of June 30, 2024. Cash outflows in the period primarily consisted of payments for its ongoing operations, including payments made to its third party contract development and manufacturing organizations (“CDMOs”) and contract research organizations (“CROs”) in support of the Company’s ongoing clinical trials.
•R&D Expense. Research and development expenses were $38.9 million during the third quarter of 2024, compared to $38.1 million during the third quarter of 2023. The increase in research and development expenses was primarily due to:
◦an increase in clinical trial expenses due to the expansion of the Company’s ongoing registration-enabling Phase 2 trial for ozekibart (INBRX-109) for the treatment of unresectable or metastatic conventional chondrosarcoma. Clinical trial expenses also increased as a result of the expansion of the INBRX-106 Phase 1/2 trial and the initiation of the Phase 2/3 trial in head and neck squamous cell carcinoma, including expenses for in-house clinical trial support;
◦offset in part by a decrease in stock option expense as a result of fewer stock options outstanding in the current period under the Company’s new 2024 Omnibus Incentive Plan (the “2024 Plan”) following the termination of its prior plan in connection with the spin-off.
•G&A Expense. General and administrative expenses were $7.9 million during each of the third quarters of 2024 and 2023. The composition of general and administrative expenses fluctuated due to:
◦a decrease in stock option expense as a result of fewer stock options outstanding in the current period under the 2024 Plan following the termination of its prior plan in connection with the spin-off;
◦offset by an increase in professional service expenses related to legal and accounting services to support general corporate and intellectual property matters as well as legal proceedings.
•Other Income (Expense). Other income was $2.9 million during the third quarter of 2024, compared to other expense of $6.0 million during the third quarter of 2023.

Following the Company’s spin-off transaction in the second quarter of 2024, the Company no longer has any outstanding third-party debt, and therefore did not incur any interest expense during the period. Other income consists of interest earned on the Company’s sweep and money market account balances.
•Net Loss. Net loss was $43.9 million during the third quarter of 2024, or $2.84 per share, basic and diluted, compared to a net loss of $51.8 million during the third quarter of 2023, or $4.39 per share, basic and diluted.
About Inhibrx Biosciences, Inc.
Inhibrx Biosciences is a clinical-stage biopharmaceutical company focused on developing a broad pipeline of novel biologic therapeutic candidates. Inhibrx Biosciences utilizes diverse methods of protein engineering to address the specific requirements of complex target and disease biology, including its proprietary protein engineering platforms. Inhibrx Biosciences was incorporated in January 2024 as a direct, wholly-owned subsidiary of Inhibrx, Inc. Prior to the sale of Inhibrx, Inc. and the INBRX-101 program to Sanofi S.A., Inhibrx Biosciences acquired certain corporate infrastructure and other assets and liabilities through a series of internal restructuring transactions effected by Inhibrx, Inc. Inhibrx, Inc. also completed a distribution to holders of its shares of common stock of 92% of the issued and outstanding shares of Inhibrx Biosciences. Following such transactions, Inhibrx Biosciences’ current clinical pipeline of therapeutic candidates includes ozekibart (INBRX-109) and INBRX-106, both of which utilize multivalent formats where the precise valency can be optimized in a target-centric way to mediate what we believe to be the most appropriate agonist function. For more information, please visit www.inhibrx.com.
Forward Looking Statements
Inhibrx Biosciences cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on Inhibrx Biosciences’ current beliefs and expectations. These forward-looking statements include, but are not limited to, statements regarding expected data readouts and the timing thereof and the Company’s ability to develop therapeutic candidates. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Inhibrx Biosciences’ business, including, without limitation, risks and uncertainties regarding: the initiation, timing, progress and results of its preclinical studies and clinical trials, and its research and development programs; its ability to advance therapeutic candidates into, and successfully complete, clinical trials; the Company’s ability to utilize the Company’s technology platform to generate and advance additional therapeutic candidates; the implementation of the Company’s business model and strategic plans for the Company’s business and therapeutic candidates; the scope of protection the Company is able to establish and maintain for intellectual property rights covering the Company’s therapeutic candidates; the ability to raise funds needed to satisfy the Company’s capital requirements, which may depend on financial, economic and market conditions and other factors, over which the Company may have no or limited control; the Company’s financial performance; developments relating to the Company’s competitors and the Company’s industry; and other risks described from time to time in the “Risk Factors” section of its filings with the U.S. Securities and Exchange Commission, including those described in its Registration Statement on Form 10, as amended (File No. 001-42031), its Registration Statement on Form S-1, as amended and supplemented from time to time (File No. 333-280127), and its Quarterly Reports on Form 10-Q, and supplemented from time to time by its Current Reports on Form 8-K as filed from time to time. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Inhibrx Biosciences undertakes no obligation to update these statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Investor and Media Contact:
Kelly D. Deck
Chief Financial Officer
ir@inhibrx.com
858-795-4260

Inhibrx Biosciences, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED SEPTEMBER 30,		NINE MONTHS ENDED SEPTEMBER 30,
	2024	2023	2024	2023
Revenue:
License fee revenue	$—	$119	$100	$166
Total revenue	—	119	100	166
Operating expenses:
Research and development	38,893	38,057	170,376	109,549
General and administrative	7,904	7,889	111,244	21,549
Total operating expenses	46,797	45,946	281,620	131,098
Loss from operations	(46,797)	(45,827)	(281,520)	(130,932)
Total other income (expense)	2,933	(5,960)	2,016,959	(16,818)
Provision for income taxes	—	2	2	7
Net income (loss)	$(43,864)	$(51,789)	$1,735,437	$(147,757)
Earnings (loss) per share
Basic	$(2.84)	$(4.39)	$119.04	$(13.19)
Diluted	$(2.84)	$(4.39)	$117.09	$(13.19)
Shares used in computing earnings (loss) per share
Basic	15,468	11,788	14,578	11,201
Diluted	15,468	11,788	14,821	11,201

Inhibrx Biosciences, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	SEPTEMBER 30,	DECEMBER 31,
	2024	2023
Cash and cash equivalents	$196,332	$277,924
Other current assets	11,114	17,434
Non-current assets	15,116	12,535
Total assets	$222,562	$307,893

Debt, current and non-current	$—	$206,968
Other current liabilities	44,095	56,312
Other non-current liabilities	—	1,110
Total liabilities	44,095	264,390
Stockholders’ equity	178,467	43,503
Total liabilities and stockholders’ equity	$222,562	$307,893